Exhibit 5 and 23.1
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April 10, 2003



EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, IA  50309

     Re: 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan (the "Plan")

Ladies and Gentlemen:

We have acted as counsel with respect to the Registration Statement on Form S-8 (the "Registration Statement") being filed by EMC Insurance Group Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 200,000 shares of Common Stock, $1.00 par value, of the Company (the "Shares") which have been reserved for issuance upon the exercise of options issuable to eligible directors of Employers Mutual Casualty Company and its subsidiaries and affiliates pursuant to the Plan.

In rendering our opinion, we have examined and relied upon a copy of the Plan and the Registration Statement relating to the Plan. We have also examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion. As to matters of fact material to our opinion, we have with your agreement relied upon certificates of officers of the Company. We have assumed with your agreement the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies submitted to us for our examination and the authenticity of the original of any such copies.

Based on the foregoing, and subject to the foregoing qualifications and limitations, it is our opinion that the Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been duly issued and sold in the manner contemplated by the Plan; and (iii) certificates representing Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the terms of the Plan.

We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement, the Plan or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the State of Iowa or any other jurisdiction.

The undersigned law firm also hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the use of its name in the Registration Statement.

                                       Very truly yours,

                                       Nyemaster, Goode, Voigts, West, Hansell
                                        & O'Brien, P.C.


                                       By: /s/ G. Thomas Sullivan
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                                           G. Thomas Sullivan